EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of The Shaw Group Inc.:

Form S-8 No. 333-02666 (dated March 25, 1996)
Form S-3 No. 333-04570 (dated May 3, 1996)
Form S-3 No. 333-30493 (dated July 1, 1997)
Form S-8 No. 333-36315 (dated September 24, 1997)
Form S-3 No. 333-62757 (dated September 2, 1998)
Form S-8 No. 333-87175 (dated September 16, 1999)
Form S-3 No. 333-44542 (dated August 25, 2000)
Form S-3 No. 333-62848 (dated June 12, 2001)
Form S-8 No. 333-62852 (dated June 12, 2001)
Form S-8 No. 333-62856 (dated June 12, 2001)
Form S-3 No. 333-62978 (dated June 14, 2001)
Form S-3 No. 333-84408 (dated March 15, 2002)
Form S-3 No. 333-90058 (dated June 7, 2002)
Form S-3 No. 333-90058 (dated July 17, 2002)
Form S-3 No. 333-90058 (dated July 24, 2002)
Form S-4 No. 333-105347 (dated May 16, 2003)
Form S-4 No. 333-105347 (dated May 21, 2003)
Form S-8 No. 333-105520 (dated May 23, 2003)
Form S-4 No. 333-105347 (dated November 21, 2003)
Form S-3 No. 333-112965 (dated February 19, 2004)
Form S-8 No. 333-115154 (dated May 4, 2004)
Form S-8 No. 333-115155 (dated May 4, 2004)

of our report dated October 22, 2004 (except as to the restatement discussed in Note 1, as to which the date is July 11, 2005), with respect to the consolidated financial statements of The Shaw Group Inc. included in this Annual Report (Form 10-K/A) for the year ended August 31, 2004.

/s/ Ernst & Young LLP

New Orleans, Louisiana
July 11, 2005